CONFIDENTIAL TREATMENT REQUESTED

      Confidential Portions Of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The United States Securities and Exchange Commission.



                            ASSET PURCHASE AGREEMENT

      This agreement ("Agreement") dated as of March 26, 1999 is by and between ORKIN EXTERMINATING COMPANY, INC., a Delaware corporation ("Orkin"), and PRISM INTEGRATED SANITATION MANAGEMENT, INC., a Florida corporation ("PRISM").

                         W I T N E S S E T H:

      WHEREAS, PRISM is engaged in the Pest Business (as defined in Section 2.01 below);

      WHEREAS, PRISM is also engaged in the kitchen services business (the "Kitchen Services Business") throughout the United States;

      WHEREAS, PRISM wishes to distribute certain specified assets used by it in the Pest Business (including retail customer contracts and accounts receivable related thereto), to S.C. Johnson Commercial Markets, Inc. ("Commercial Markets") and Commercial Markets and Orkin wish to form a joint venture by having both Commercial Markets and Orkin participate in a limited liability company (the "Joint Venture") which will include the retail customer contracts distributed to Commercial Markets and retail customer contracts of Orkin and to that effect intend to enter into an operating agreement respecting the Joint Venture ("Joint Venture Agreement") immediately prior to the closing of this transaction; and

      WHEREAS, Orkin desires to purchase substantially all of the assets owned and used by PRISM in connection with the Pest Business (other than those assets distributed by PRISM to Commercial Markets) and assume certain liabilities of PRISM in connection therewith, all upon terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises, the promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                    PURCHASE OF ASSETS AND RELATED AGREEMENTS

      1.01  Purchase  and Sale of Assets.  At the Closing (as defined in Section
1.06 below) and subject to the terms hereof, PRISM agrees to sell and deliver to Orkin, and Orkin agrees to purchase, all of PRISM's right, title and interest in the following described assets of PRISM as of the Closing Date (collectively the "Assets"), effective as of 12:01 a.m. local time on the Closing Date (as defined in Section 1.06 below):

           (a) Customer Contracts and Customer Lists. All of PRISM's rights pursuant to written or oral contracts existing as of the Closing Date to provide Pest Services to Customers other than Retail Customers (as defined in Section
2.01 below), ("Customer Contracts"), and PRISM's existing lists of PRISM's current Pest Service Customers other than Retail Customers ("Customer Lists").

           (b) Accounts Receivable and Prepaid Expenses. All accounts receivable of PRISM as of the Closing Date attributable to the Pest Business (other than accounts receivable attributable to Retail Customers) (the "Receivables"), and all prepaid expenses of PRISM (including leasehold security deposits and prepaid rent for those properties covered by the Leases as defined in Section 1.01(d) below) and prepaid advertising as of the Closing Date attributable to the Pest Business (other than those prepaid expenses attributable to Retail Customers which are contributed to the Joint Venture) ("Prepaid Expenses").

           (c) Fixed Assets. All fixtures, tools, items of furniture, equipment, computers and vehicles owned by PRISM that are located in those operational field office locations covered by the Leases and storage sites, at the residences of sales managers of the Pest Business or in vehicles covered by the Leases or Non-Retail Customer locations (but only to the extent the foregoing are primarily used in the conduct of the Pest Business), including those listed on Schedule 1.01(c) (the "Fixed Assets").

           (d) Leases. To the extent assignable (or, if not assignable, to the extent that the respective lessor consents to such assignment or Orkin waives receipt of such consent) all of PRISM's leasehold interest in those operational field office locations and vehicles covered by the leases listed on Schedule 1.01(d) (the "Leases").

           (e) Inventory. All inventories (including inventories covered by PRISM purchase orders, warehoused inventories, owned inventories held by suppliers, inventories covered by customer purchase orders and sample and promotional goods) that are used in the conduct of the Pest Business as of the Closing Date, including any inventories acquired after the date of this Agreement but excluding any inventories (i) sold or otherwise disposed of after the date of this Agreement, or (ii) used in the PRISM Kitchen Services (PKS) business that is ordered by a PKS manager (the "Inventory").

           (f) Other Contracts and Purchase Orders. All of PRISM's rights, to the extent assignable or transferable (or, if not assignable, to the extent that each respective third party to such agreement consents to the assignment thereof, or Orkin waives receipt of such consent), pursuant to: employment agreements, covenants not to compete and confidentiality agreements with Transferred Employees; to the extent Orkin can be a third-party beneficiary, covenants not to compete and confidentiality agreements with all Available Employees (as defined in Section 5.04(a)) hereto; and those non-disclosure agreements, confidentiality agreements, licenses, service contracts and other contracts, in each case, related primarily to the conduct of the Pest Business (other than the Customer Contracts and similar contracts relating to or with Retail Customers), including those listed on Schedule 1.01(f) hereto ("Other Contracts"). All of PRISM's commitments and orders for the purchase and sale of goods and equipment (including Inventory) and services (including advertising, maintenance and other incidental services) relating primarily to the conduct of the Pest Business ("Purchase Orders").

           (g) Intellectual Property. All of PRISM's right, title and interest in the logos, service marks and trademarks which are primarily related to the Pest Business and are identified on Schedule 1.01(g) (collectively, "Scheduled Intellectual Property"); and all of PRISM's right, title, and interest in and to existing quality control procedures and protocols (including those related to ISO 9002), service procedures and protocols, field computer software (to the extent assignable or transferable or if not assignable, to the extent the licensor consents to the assignment thereof or Orkin waives receipt of such consent), and technical know-how but only to the extent related primarily to the operation of the Pest Business, and in and to computer data (to the extent related primarily to the operation of the Non-Retail Pest Business).

           (h) Other Assets. All of PRISM's rights to its telephone numbers for field office locations listed on Schedule1.01(h); telephone directory advertising related primarily to the operation of the Pest Business; existing files and records (including correspondence) of current and former customers of the Pest Business (other than files and records for Retail Customers which are transferred to the Joint Venture), all licenses, consents, permits, variances, certifications, and approvals of governmental agencies to the extent attributable to the Pest Business and to the extent transferable; existing books of account, financial, accounting, marketing, and other records relating primarily to the operation of the Pest Business (excluding any such items relating to Retail Customers which are transferred to the Joint Venture, and the corporate minute books and stock ledgers of PRISM) and all current, existing pricing and cost information (other than any intercompany pricing and cost information between or among PRISM and its affiliates of any nature whatsoever) relating to the Pest Business and supplier lists relating to the Pest Business (other than such items relating to Retail Customers which are transferred to the Joint Venture); and, except as otherwise provided in this Agreement, all deposits, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment related to the Pest Business (other than such items relating to Retail Customers which are transferred to the Joint Venture).

      1.02 Excluded Assets. The Assets shall not include any assets other than the assets specifically listed or described in Section 1.01 above, and, without limiting the generality of the foregoing and notwithstanding anything to the contrary in Section 1.01 above, shall expressly exclude the following (collectively, the "Excluded Assets"):

           (a) Cash and Cash Equivalents. All cash and cash equivalents and accounts and notes receivable of PRISM (other than the Receivables and Prepaid Expenses).

           (b) Insurance Policies; Tax Refunds. All insurance policies and claims thereunder of PRISM, claims for and rights to receive tax refunds, tax deductions for losses, expenses and other tax benefits of the Pest Business such as credits and losses accrued or arising prior to the Closing Date, all tax returns of PRISM (whether relating to the Pest Business or otherwise) and any notes, worksheets, files or documents relating thereto or relating to intercompany transactions or pricing or cost information between PRISM and its affiliates of any nature whatsoever, and any legal files or other documents covered by an evidentiary privilege.

           (c) Transaction Documentation. All books, documents, records and files prepared in connection with or relating to the transactions contemplated by this Agreement.

           (d) Transaction Rights. All of PRISM's rights under or pursuant to this Agreement and the other agreements between PRISM and Orkin contemplated hereby.

           (e) Corporate Records. All minute books and stockholder and stock transfer records and similar corporate records of PRISM.

           (f) Trademarks. All logos, service marks, trademarks and tradenames not listed or described on Schedule 1.01(g) hereto and all logos, designs and goodwill associated therewith.

           (g) Computer Software and Systems. All computer software and systems not primarily related to the Pest Business.

           (h) Retail Customer Contracts. All of PRISM's written or oral contracts to provide Pest Services to Retail Customers.

           (i) Other Assets. Any other assets which are not included in the Assets (together with any and all claims relating to any of the foregoing).

      1.03 Shared Lease. Orkin and PRISM shall enter into a Sublease Agreement at the Closing in the form of Exhibit A attached hereto (the "Sublease Agreement") pursuant to which PRISM will sublease to Orkin, to the extent permissible, a specified amount of space at the facility covered by the lease specified on Schedule 1.03 hereto (the "Shared Lease")

      1.04 Assumption of Liabilities.

           (a) Orkin shall assume on the Closing Date and shall pay, perform and discharge when due all of PRISM's obligations and liabilities arising from and after the Closing under the Customer Contracts (and the related guarantees of PRISM), the Other Contracts, the Leases and the Purchase Orders ("Executory Contractual Liabilities"). In consideration of a reduction in the Purchase Price for the Assets, Orkin shall also assume the liabilities of PRISM relating to the Pest Business for accrued but unused vacation, bonus days with pay, banked sick days, and/or personal choice days of Transferred Employees (as defined in
Section 5.04) as of the Closing Date and certain specified accounts payable as identified and in the amount contained on the Assumed Payables List (the "Special Liabilities") (the Special Liabilities collectively, together with the Executory Contractual Liabilities are the "Assumed Liabilities"). Orkin's obligations under this Section 1.04(a) shall not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any agreement or document delivered in connection herewith or any right or alleged right to indemnification hereunder.

           (b) Except for the  Assumed  Liabilities  and except as  provided  in
Section 5.04(g) or Section 5.10(a) hereof, it is expressly understood and agreed between the parties hereto that ORKIN SHALL NOT ASSUME AND IS NOT ASSUMING, NOR SHALL ORKIN BECOME LIABLE, OBLIGATED OR RESPONSIBLE FOR THE PAYMENT OF ANY DEBTS, LIABILITIES OR OBLIGATIONS OR THE PERFORMANCE OF ANY DUTIES OF PRISM OF ANY KIND OR NATURE WHATSOEVER, KNOWN OR UNKNOWN, WHETHER ARISING BEFORE, ON OR SUBSEQUENT TO THE CLOSING AND WHETHER CONTINGENT OR

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

LIQUIDATED IN AMOUNT (INCLUDING, WITHOUT LIMITATION, ANY DEBT, LIABILITIES, OBLIGATIONS OR DUTIES ARISING OUT OF ACCOUNTS PAYABLE, TAX LIABILITIES, ENVIRONMENTAL, IMMIGRATION OR PRODUCT LIABILITY MATTERS, EMPLOYEE BENEFITS, CUSTOMER CONTRACTS OR OTHER CONTRACTS, AGREEMENTS OR OTHER LIABILITIES OF PRISM) RELATED TO THE ASSETS OR THE OPERATION OF PRISM'S BUSINESS PRIOR TO CLOSING.

      1.05 Transition Services Agreement. At the Closing, Orkin and PRISM shall enter into a Transition Services Agreement in the form of Exhibit B attached hereto (the "Transition Services Agreement").

      1.06 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Commercial Markets in Racine, Wisconsin on April 30, 1999, or, if any of the conditions to Closing set forth in Sections 6.02, 6.04, 7.02 or 7.04 have not been satisfied or waived on or prior to such date, on the second business day following satisfaction or waiver of such conditions. The Closing shall be effective as of 12:01am on May 1, 1999 (or, if the Closing does not occur on April 30, 1999 on such other date as may be mutually acceptable to the parties hereto), which shall be the "Closing Date".

                                   ARTICLE II
                         DEFINITIONS; PURCHASE PRICE

      2.01 Certain Definitions. As used herein, the following terms shall have the meanings set forth below.

           (a) "Assumed Payables List" shall be a list of payables of PRISM which shall be assumed by Orkin and which shall be reflected as a Special Liability (and thus trigger a reduction to the Purchase Price). A draft of the Assumed Payables List shall be provided by PRISM to Orkin on or before two (2) business days prior to the Closing Date. The Assumed Payables List shall be updated as of the Closing Date, and shall be finalized as a part of the Purchase Price Adjustments Calculation after the Closing Date.

           (b) "Customer Prepayments" means the amount of customer prepayments received by PRISM prior to Closing for services to be performed by Orkin under Customer Contracts whether or not these prepayments have been recorded on PRISM's books.

           (c) "knowledge" with respect to PRISM and the phrase "to the knowledge of PRISM" shall mean, and shall be limited to, the actual knowledge of , [***], except that with respect to the period of time from the date of this Agreement to the Closing and with respect to Section 3.05 only, "knowledge" and "to the knowledge of PRISM" shall also mean matters that [***] should know through the exercise of reasonable diligence.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

           (d) "Major Customers" shall mean those Non-Retail Customers identified on Schedule 2.01(d) attached hereto, constituting the 20 largest
Non-Retail Customers based on the Non-Retail Revenue generated by such Non-Retail Customers for the year ended February 28, 1999.

           (e) "Non-Retail Customers" shall mean customers of PRISM's Pest Services other than Retail Customers.

           (f) "Non-Retail Pest Business" shall mean the provision of Pest Services by Prism to Non-Retail Customers.

           (g) "Non-Retail Revenues" shall mean the net revenues (gross revenues determined after discounts and allowances), accrued for the period designated, generated in connection with the performance by PRISM of Pest Services for its Non-Retail Customers, excluding any revenues received from Retail Customers, determined in accordance with PRISM's accounting policies and procedures consistently applied, which policies and procedures are generally in accordance with United States generally accepted accounting principles.

           (h) "Permitted Encumbrances" shall mean (i) claims, security interests, liens and other title encumbrances that are disclosed on Schedule 2.01(h) or the other Schedules hereto, (ii) mechanics', carriers, workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty and (iii) other imperfections of title, restrictions or encumbrances, if any, which imperfections of title, restrictions or encumbrances do not, individually or in the aggregate, materially impair the continued use and operation of the Assets to which they relate in the operation of the Pest Business as currently conducted.

           (i) "Pest Business" shall mean the Non-Retail Pest Business and the Retail Pest Business.

           (j) "Pest Services" shall mean the provision of pest control and elimination services, and the sale or leasing of pest control and elimination products.

           (k) "PRISM Test Asset Deficit" shall mean the dollar amount, if any, by which [***] exceeds the aggregate [***] of the Test Assets as of the Closing Date as finally determined pursuant to the procedures described in Section 2.05.

           (l) "PRISM Test Asset Surplus" shall mean the dollar amount, if any, by which the aggregate [***] of the Test Assets as of the Closing Date as finally determined pursuant to the procedures described in Section 2.05 exceeds [***].

           (m) "PRISM Test Revenue Deficit" shall mean the dollar amount, if any, by which [***] exceeds the [***] for the [***] (or, if the Closing shall not occur on April 30, 1999, for the [***] at the [***] of the [***]

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


the Closing Date for which revenue information is available) finally determined pursuant to the procedures described in Section 2.05.

           (n) "PRISM Test Revenue Surplus" shall mean the dollar amount, if any, by which the [***] for the [***] (or, if the Closing shall not occur on April 30, 1999, for the [***] at the [***] of the [***] the Closing Date for which revenue information is available) exceeds [***] finally determined pursuant to the procedures described in Section 2.05.

           (o) "Retail Customers" shall mean solely (i) the customers of the Retail Pest Business whose accounts are transferred to the Joint Venture pursuant to the Joint Venture Agreement, which customers are listed on Schedule 2.01(o), and (ii) [***].

           (p)  "Retail  Pest  Business"  shall  mean  the  business   currently
conducted by PRISM in the United States and its territories relating exclusively to the provision of Pest Services to Retail Customers.

           (q) "Test Assets" shall mean Receivables, Inventory, Fixed Assets, and Prepaid Expenses. Receivables shall be valued for purposes of the determination of the PRISM Test Asset Surplus and PRISM Test Asset Deficit at [***] of the gross book value thereof (prior to any reserve for bad debts), less [***], as of the Closing Date, provided that the aging for the Receivables at Closing is not materially different from the aging of the Receivables as presented to Orkin from PRISM's [***] receivables aging report.

      2.02 Purchase Price. The purchase price ("Purchase Price") for the Assets and the Noncompetition Agreement (as defined in Article IX) shall be equal to $23,450,000, subject to the adjustments, if any, required to be made pursuant to Sections 2.03 and subject to final determination in accordance with Sections 2.05.

      2.03 Adjustments to Purchase Price. The Purchase Price shall be (i) increased or decreased, [***], as the case may be, by the net aggregate amount, as finally determined, of any PRISM Test Asset Surplus, PRISM Test Asset Deficit, PRISM Test Non-Retail Revenue Surplus, PRISM Test Non-Retail Revenue Deficit, Special Liabilities and Customer Prepayments, and (ii) adjusted, if applicable, in the manner set forth in Section 6.01 hereof.

      2.04 Cash Payment at Closing. On or before two business days prior to the Closing Date, PRISM shall make a good faith estimate as of the Closing Date of the Special Liabilities, the PRISM Test Asset Surplus or Deficit, the PRISM Test Non-Retail Revenues Surplus or Deficit and the Customer Prepayments, if any, and shall notify Orkin in writing of such estimates. At the Closing, Orkin shall pay to PRISM by wire transfer of immediately available funds to an account designated in writing by PRISM, the "Closing Cash Payment" in the amount of $23,450,000 plus or minus, as the case may be, the aggregate amount of the Estimated Purchase Price Adjustment (calculated as provided herein). The amount of the Estimated Purchase Price Adjustment shall be equal to: (i) the amount of the estimated Special Liabilities (expressed as a negative number), (ii) plus, the amount of any estimated PRISM Test Asset Surplus and any estimated PRISM Test Non-Retail Revenues

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

Surplus, (iii) minus, the amount of any estimated PRISM Test Asset Deficit and any estimated PRISM Test Non-Retail Revenues Deficit and (iv) minus the estimated amount of any Customer Prepayments.

      2.05 Calculation of Purchase Price Adjustments.

           (a) Initial Calculation and Objections. In order to finally determine the amount of the Purchase Price, after the Closing, PRISM shall perform an initial calculation of the adjustments to be made pursuant to Section 2.03 ("Purchase Price Adjustments Calculation") which shall be delivered to Orkin within 30 days following the Closing Date. All expenses incurred in connection therewith shall be borne by PRISM. Orkin shall have a period of 30 days after receipt of the Purchase Price Adjustments Calculation to present to PRISM in writing any objections and the amounts related thereto (the "Section 2.05 Objections") which Orkin may have with respect to the computation of the Purchase Price Adjustments Calculation, which Section 2.05 Objections shall be presented in reasonable detail. Orkin (including its internal auditors) and its certified public accountants shall have the opportunity during and following the preparation of the Purchase Price Adjustments Calculation to consult with Arthur Andersen and the chief financial officer, controller, or any other officer of PRISM engaged in the calculation, to observe, review, and examine the work papers, schedules, and other documents prepared or used in connection with the Purchase Price Adjustments Calculation, and to review the books and records of PRISM related to such calculation. If no Section 2.05 Objections are raised by Orkin within such 30-day period, the Purchase Price Adjustments Calculation shall be deemed accepted and approved by Orkin and the adjustments to Purchase Price required by Section 2.03 shall be made accordingly.

           (b) Resolution by Parties. If, within such 30-day period, Orkin raises Section 2.05 Objections, Orkin and PRISM shall attempt in good faith to resolve the matter or matters in dispute and, if resolved, such resolution shall be final, conclusive and binding upon the parties hereto and the adjustments to Purchase Price required by Section 2.03 shall be made accordingly.

           (c) Resolution by Independent Accounting Firm. If the dispute referred to in Section 2.05(b) is not resolved by Orkin and PRISM within 10 days after delivery of the Section 2.05 Objections, then the specific matters in dispute shall be submitted to Ernst & Young or such other nationally recognized accounting firm as Orkin and PRISM may mutually agree upon (the "Independent Accounting Firm"), which firm shall be requested to make a determination as to such matter or matters as are in dispute within 30 days after the such submission of the dispute to the Independent Accounting Firm, which determination shall be final, conclusive and binding upon the parties hereto and the Purchase Price shall be revised to reflect such determination. The Independent Accounting Firm shall simultaneously deliver its written determination to Orkin and PRISM. The fees and expenses of the Independent Accounting Firm shall be [***]. PRISM and Orkin agree to cooperate in good faith with each other, with each other's authorized representatives and with the Independent Accounting Firm, if any, in order that any and all matters in dispute may be resolved as soon as practicable.

      2.06 Payment After Determination of Final Purchase Price Adjustments. If the final Purchase Price Adjustments Calculation results in a Purchase Price that is greater than the Closing Cash Payment, then Orkin shall pay the difference between the final Purchase Price and the Closing

Cash Payment to PRISM. If the final Purchase Price Adjustments Calculation results in a Purchase Price that is less than the Closing Cash Payment, then PRISM shall pay the difference between the final Purchase Price and the Closing Cash Payment to Orkin. No interest shall be due or payable respecting any payments to be made pursuant to this Section 2.06. Any and all payments required to be made by Orkin or PRISM as a result of adjustments made pursuant to this
Section 2.06 shall be made by wire transfer of immediately available funds within five business days after the final determination of the amount of the Purchase Price.

      2.07 Allocation. The Purchase Price received by PRISM shall be allocated among each class of Assets of PRISM and to the Non-Competition Agreement (as defined in Article IX) as mutually agreed by the parties on or before the Closing. PRISM agrees that it will prepare and file any notice or other filings required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended, and that any such notices or filings will be prepared based on such tax allocation of the Purchase Price. PRISM agrees to send to Orkin a completed copy of its Form 8594 with respect to this transaction prior to filing such form with the Internal Revenue Service.

      2.08 Accounting Principles. Except with respect to Receivables which shall be accounted for in accordance with Schedule 2.01(p), all determinations of amounts made pursuant to this Article 2 shall be made in accordance with PRISM's accounting policies and procedures consistently applied, which such policies and procedures are generally in accordance with United States generally accepted accounting principles.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PRISM

      PRISM makes the following representations and warranties to Orkin, all of which shall survive the Closing as herein provided and each of which is acknowledged by PRISM to be relied upon by Orkin.

      3.01 Organization. PRISM is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority to own and use its properties and to conduct its business as currently conducted in all places where it does business.

      3.02 Authorization; Effect of Agreement; Consents.

           (a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of PRISM. This Agreement constitutes a valid and binding obligation of PRISM, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and principles governing the availability of equitable remedies.

           (b) Schedule 3.02(b) to this Agreement lists all approvals and consents required under the Material Contracts (as defined in Section 3.05 below) in order that PRISM's rights thereunder may be assigned to Orkin as contemplated hereby (the "Consents").

      3.03 Title to Assets. PRISM has good and marketable title to all tangible Assets (and a valid and enforceable leasehold interest in all assets subject to Leases which are Material Contracts) free and clear of all claims, security interests, liens and other title encumbrances other than Permitted Encumbrances.

      3.04 Condition of Certain Assets. Schedule 1.01(c) sets forth a true, correct and complete list as of the date hereof of certain assets owned by PRISM and included in the Fixed Assets. Except as disclosed in Schedule 1.01(c), the Fixed Assets and the assets subject to Leases which are Material Contracts are, in good operating condition, ordinary wear and tear excepted and subject to obsolescence and depreciation and/or replacement in the ordinary course of business. Except as set forth in the prior sentence, PRISM makes no representation or warranty with respect to the Fixed Assets including any warranty of merchantability or fitness for a particular purpose.

      3.05 Leases,  Other  Contracts,  Customer  Contracts  and Customer  Lists.
Schedule 1.01(d) sets forth a true, correct and complete list as of the date hereof of all real property and vehicle leases used by PRISM in the conduct of the Pest Business, and which are not exclusively related to Retail Customers and transferred to the Joint Venture ("Material Contracts"). Schedule 2.01(b) sets forth the Major Customers who, as of February 28, 1999, are parties to Customer Contracts. Schedule 3.05 sets forth the Non Retail Customers, including the Major Customers, who, as of February 28, 1999, are parties to Customer Contracts. Further, Schedule 3.05 includes, among other information, the commencement and initial expiration dates of such Customer Contracts of Major Customers, the monthly rate and the addresses of such Major Customers. Except as set forth on Schedule 3.05 hereto, PRISM has no knowledge of any condition or development which threatens to have a material adverse effect upon the aggregate Non-Retail Revenues related to such Major Customers, although customers will continue to be added and lost in the ordinary course of business. Neither PRISM nor, to PRISM's knowledge, any other party to any Material Contract is in breach of, or in default under, such Material Contract and no event has occurred which, but for the lapse of time or the giving of notice, or both, would be such a default. Except as disclosed on Schedule 3.05, as of the date hereof, all Major Customers and substantially all Non-Retail Customers are active customers of the Non-Retail Pest Business.

      3.06 Inventory. Except as noted on Schedule 3.06, the Inventory is not obsolete, damaged or defective, has been stored and maintained in accordance with normal industry practice and is generally suitable for the purposes for which it is used.

      3.07 Intellectual Property. Except for the trademarks licensed to Orkin per the License Agreement and the name SC Johnson Wax (and variations of such),
Schedule 1.01(g), sub part 1, sets forth a true, correct and complete list as of the date hereof of each patent, copyright (other than copyrighted labels, advertising and promotional materials), logo, service mark or trademark actively used in the Non-Retail Pest Business. PRISM has full right, title and interest to each patent, copyright, trademark or trade name actively used in the Non-Retail Pest Business and included in Schedule

1.01(g), sub part 1. There are no pending or, to PRISM's knowledge, threatened claims against PRISM alleging that the conduct of the Non-Retail Pest Business infringes or conflicts with the rights of others under patents, trademarks, copyrights and trade secrets. Except for the name SC Johnson Wax (and variations of such), PRISM owns or possesses the right to use all the patents, copyrights, trademarks, trade names, service marks, licenses and rights with respect to the foregoing necessary for the operation of the Non-Retail Pest Business as now conducted. PRISM is not aware of any violation by a third party of any of PRISM's patents, licenses, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights used in the Pest Business.

           Schedule 1.01(g), sub part 2, sets forth a true, correct and complete list as of the date hereof of each trademark owned by PRISM but not actively used in the Pest Business. PRISM makes no representations or warranties with respect to these trademarks.

      3.08 Availability of Certain Assets. All of the Fixed Assets (other than vehicles when in use and Fixed Assets leased to Non-Retail Customers pursuant to Customer Contracts or in the possession of such Non-Retail Customers at their locations, in vehicles covered by the Leases or at the residences of sales managers and field personnel of the Pest Business) and Inventory (other than Inventory when being used) are located at a PRISM facility or storage site, or at the residences of sales managers and field personnel of the Pest Business (and, on reasonable conditions, PRISM will make such items available for inspection by Orkin). PRISM has generally maintained such items in the ordinary course of its business.

      3.09 All Assets. The Assets, all assets subject to Leases, and the assets contributed by Commercial Markets to the Joint Venture constitute all material properties of any nature (other than accounts receivable attributable to Retail Customers) with which PRISM has conducted the Pest Business for the 12-month period prior to the date hereof, subject to the addition and deletion of assets in the ordinary course of its business, except that the Assets do not include
(i) office equipment, computers, software and other assets used by PRISM at PRISM's Miami Home Office; (ii) assets covered by the License Agreement; (iii) any Leases and other Contracts which require consent for the assignment thereof if such Consent has not been obtained. All facilities currently used by PRISM are supplied with utilities reasonably necessary for the operation of such facilities.

      3.10 Financial Schedules. Schedule 3.10 sets forth a schedule of PRISM's unaudited gross revenue and gross profit for the Pest Business for each year in the three-year period ended June 30, 1998 (the "Financial Schedules"). Except as disclosed on Schedule 3.10, the gross revenue and gross profit data presented in the Financial Schedules have been derived from the books and records of PRISM, are accurate in all material respects and are fairly presented, in all material respects, for the respective periods covered thereby. Except as disclosed on
Schedule  3.10,  the  gross  revenue  and  gross  profit  data in the  Financial
Schedules were recorded in the accounting books and records of PRISM generally in accordance with United States generally accepted accounting principles consistently applied throughout the periods covered thereby.

      3.11 Absence of Material Changes. Except as set forth in Schedule 3.11, from June 30, 1998 through the date of this Agreement there has been, and through the Closing Date there will be: (A) no material adverse change in the assets constituting the Assets (including any acquisition or purchase, sale, pledge or other transfer, exchange or disposition of any asset except in the ordinary course of business) or the Non-Retail Pest Business, (B) no increases in the wages and salaries of the officers or employees of the Non-Retail Pest Business other than in the ordinary course of business; and (C) no contracts for the purchase of goods and services by the Non-Retail Pest Business providing for payments in an amount in excess of $25,000 per month except (x) purchases of inventory in the ordinary course of business, (y) as listed on Schedule 3.11 or (z) as consented to by Orkin.

      3.12 Receivables. Schedule 3.12 hereto sets forth in all material respects a true, correct and complete list of Receivables, in the aggregate, in 30-day aging categories as of January 31, 1999. All Receivables included in the Assets will have arisen in the ordinary course of the business of the Non-Retail Pest Business.

      3.13 No Conflict. The execution and delivery of this Agreement by PRISM does not, and the performance of this Agreement by PRISM will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to PRISM, the Non-Retail Pest Business or by which any of the Assets are bound or affected, (ii) violate or conflict with either the charter or bylaws of PRISM, or (iii) except as may result from the failure to obtain any required third-party consent or approval, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any Material Contract, instrument, permit, license or franchise of which PRISM is a party.

      3.14 Taxes and Assessments. PRISM has filed or will file when and as due all sales, use, payroll, excise, business and license tax returns required by law to be filed by PRISM with respect to the Non-Retail Pest Business or the ownership of the Assets; and PRISM has paid or will pay when and as due all federal, state, local or foreign taxes or other governmental charges including interest or penalties imposed with respect to the Non-Retail Pest Business or the ownership of the Assets to the Closing Date, except for such items which in the aggregate are not materially adverse to the Non-Retail Pest Business.

      3.15 Employees. PRISM's employees engaged in the Non-Retail Pest Business are not represented by a union or subject to a collective bargaining agreement and PRISM has no knowledge of any attempts to organize PRISM's employees. There are no strikes, labor disputes, union representation contests, state labor or National Labor Relations Board proceedings or litigation pending, or to the knowledge of PRISM, threatened against or affecting the operation of the Non-Retail Pest Business or its relations with its employees, except as set forth on Schedule 3.15. Except for such items which in the aggregate are not materially adverse to the Non-Retail Pest Business, PRISM is, to PRISM's knowledge, in substantial compliance with all federal, state and local laws, rules and regulations with respect to employment, wages, hours and benefits relating to the Non-Retail Pest Business. Except as set forth on Schedule 3.15,PRISM is not engaged in any unfair labor practices relating to the Non-Retail Pest Business nor are any unfair labor practices or other complaints pending against PRISM filed with or, to the knowledge of PRISM, threatened to be filed with or by the National Labor Relations Board, Equal Employment Opportunity Commission, Department of Labor or any similar agency or instrumentality of any state or local government; and PRISM has experienced no strikes or collective work stoppage over the past three years with respect to the Non-Retail Pest Business.

      3.16 Benefit Plans.

           (a) Schedule 3.16 sets forth a list of each "employee benefit plan" (as defined by Section 3(3) of ERISA) and any other bonus, profit sharing, pension, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, commission or other employee benefit plan, agreement, policy, trust fund or arrangement (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "Employee Benefit Plan") that is currently in effect for the benefit of current employees of PRISM engaged in the Non-Retail Pest Business.

           (b)  Except as  otherwise  provided  in this  Section  3.16(b)  or in
Section 5.04 below, the participation of all Transferred Employees in any Employee Benefit Plan shall terminate at Closing; and, thereafter, such Transferred Employees shall be provided only those benefits and policies as are established and maintained by Orkin including those pursuant to Section 5.04. With respect to any employee benefit plan, fringe benefit plan or payroll practice or policy established by Orkin, PRISM shall not have any involvement, responsibility or liability therefor. Likewise, except as otherwise expressly provided in Section 1.04(a) and Section 5.04, with respect to any Employee Benefit Plan, fringe benefit program or payroll practice or policy maintained by PRISM prior to Closing, Orkin shall not have any involvement, responsibility or liability therefor.

      3.17 Compliance with Laws; Licenses and Permits. Except as set forth on Schedule 3.17 hereto:

           (a) To PRISM's knowledge, PRISM is in substantial compliance with the Federal Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Age Discrimination in Employment Act and Executive Order 11246, and all other applicable laws, orders, rules and regulations enacted or promulgated by the Environmental Protection Agency, the Occupational Health and Safety Administration and by all other governmental bodies and agencies, including state labor boards, except for such items which in the aggregate are not materially adverse to the Non-Retail Pest Business. To PRISM's knowledge, PRISM has not received notice of any noncompliance with the foregoing.

           (b) To PRISM's knowledge, PRISM has all governmental licenses, permits and approvals necessary for the operation of the Non-Retail Pest Business and has not received since December 31, 1996, notice of any material violations in respect of any such license, permits or approvals. No proceeding is pending or, to the knowledge of PRISM is threatened, which seeks revocation or limitation of any such license, permits or approvals.

      3.18 Non-Retail Customers. PRISM has a Customer Contract with each of its Non-Retail Customers included on the Customer List. To the knowledge of PRISM, all services to such Non-Retail Customers have been rendered in material compliance with such Customer Contracts, and have been performed in material compliance with the applicable laws, rules and regulations (including business and professional codes, home solicitation acts, credit sales acts, and the Federal Insecticide, Fungicide and Rodenticide Act) of all federal, state and local governmental bodies, agencies and boards, including departments of agriculture, except for such items which in the aggregate are not materially adverse to the Non-Retail Pest Business and except as set forth in Schedule 3.18.

      3.19 Litigation. Except as set forth in Schedule 3.19, there is no suit, claim, action or proceeding relating to the Non-Retail Pest Business which is pending or, to the knowledge of PRISM, threatened against PRISM, except for such suits, claims, actions or proceedings which if decided adversely to PRISM would not have a materially adverse effect on the Non-Retail Pest Business.

      3.20 Fulfillment of Guarantees. All requests or demands for treatment or other service made by Non-Retail Customers of the Non-Retail Pest Business to fulfill warranties or guarantees made or given by PRISM to such customers have been handled in the ordinary course of business.

      3.21 Broker's Fees. PRISM has incurred no obligation or liability, contingent or otherwise, for any brokerage fee, finder's fee, agent's commission or other like payment in connection with this Agreement or the transactions contemplated hereby.

      3.22 Environment, Health and Safety.

           (a) To PRISM's knowledge, PRISM has obtained all material permits, licenses, approvals and other authorizations which are required under all Environmental Laws (as defined below) and is in compliance in all material respects with the terms and conditions of all such licenses, approvals and authorizations, except for such failures to obtain or comply which in the aggregate are not materially adverse to the Pest Business, and in compliance with all other limitations, restrictions and requirements, including without limitation, the submission of all required reports, notices and other filings, contained in any applicable Environmental Law, except for such failures to comply which in the aggregate are not materially adverse to the Non-Retail Pest Business.

           (b) Except as identified on Schedule 3.22(b), there is no pending, or to PRISM's knowledge, threatened, charge, complaint, action, suit, proceeding hearing, investigation, claim, or demand against PRISM with respect to the Non-Retail Pest Business under any Environmental Law as amended or other laws, rules or regulations of any federal, state or municipal government or agency thereof concerning environmental matters nor has PRISM received any notice of any of the foregoing.

           (c) Except as identified on Schedule 3.22(c), PRISM is not subject to any pending (nor does PRISM have knowledge of any threatened) claim, complaint, action, suit, proceeding, hearing, investigation, or demand, from any governmental or private agency, entity or person concerning any intentional or unintentional act or omission by PRISM, any predecessor to PRISM, or by any other person or entity, with respect to (1) the investigation, remediation, or other activities related to the clean-up, management, manufacture or processing, or other handling of Hazardous Materials on, under or at any property now or previously owned, leased or operated by PRISM in connection with the Non-Retail Pest Business, (2) any actual or alleged violation with respect to any Environmental Law in connection with the Non-Retail Pest Business, or (3) any actual or alleged claim related to any damage to health, safety or the environment caused by Hazardous Materials in connection with the Non-Retail Pest Business.

           (d) PRISM is not subject to any pending (nor does PRISM have any knowledge of any threatened) private, governmental or judicial claim, order, decree, or investigation related to the clean-up, management, manufacture or processing, or other handling of Hazardous Materials on, under or at any property now or previously owned, leased or operated by PRISM in connection with the Non-Retail Pest Business.

           (e) Schedule 3.22(e) sets forth any material past or present enforcement actions, orders, consent decrees or agreements, citations, violations or notices of violation, or penalties against or paid by PRISM with respect to the Non-Retail Pest Business in connection with any Environmental Law since December 31, 1997.

           (f) Except as disclosed on Schedule 3.22(e), to PRISM's knowledge, there are no active, inactive or abandoned underground storage tanks ("USTs") for Hazardous Materials on any property leased or operated by PRISM exclusively in the Non-Retail Pest Business. To Prism's knowledge, each such UST identified in Schedule 3.22(e) is in material compliance with all requirements of Environmental Laws.

           (g) Except as disclosed on Schedule 3.22(g), PRISM has no knowledge of the presence of any material quantities of PCB or asbestos materials at any property leased or operated by PRISM exclusively in the Non-Retail Pest Business.

           (h) Except as disclosed on Schedule 3.22(h), PRISM has no knowledge that any material quantities of Hazardous Materials have been released, spilled, leaked, pumped, poured, emitted, emptied, discharged, injected, escaped, leached, dumped or disposed of into, on or from any property leased or operated by PRISM exclusively in the Non-Retail Pest Business.

           (i) Except as disclosed on Schedule 3.22(i), PRISM has no knowledge of any environmental reports, investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, PRISM in relation to any Facility (as defined in Section 3.24(a)) which have not been made available to Orkin. PRISM has no knowledge of any material omissions or misstatements in any such reports, investigations, studies, audits, tests, reviews or other analyses relating to environmental conditions on or at any Facility.

           (j) For purposes hereof, the term "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, requirements, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Federal Insecticide, Fungicide and Rodenticide Act, as amended, the Toxic Substances Control Act, as amended, and any other federal, state or local law, regulation, requirement, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, other governmental restriction or any common law based on nuisance, tort or strict liability, relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, hazardous constituents, petroleum, petroleum products, radon gas, and radioactive matter into the environment or otherwise related to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, hazardous constituents, petroleum, petroleum products, radon gas and radioactive matter to the extent enacted and in effect on or prior to the Closing Date.

      3.23 Immigration Matters.

           (a) To PRISM's knowledge, with respect to all Available Employees (as defined in Section 5.04 (a)), copies of all Forms I-9 (Employment Eligibility Verification Forms) completed pursuant to the Immigration Reform and Control Act of 1986 and all regulations promulgated thereunder ("IRCA") and any and all copies of documentation, records or other papers retained with Forms I-9, have been or, at Orkin's request, will be made available to Orkin prior to the Closing. PRISM has complied in all material respects with IRCA with respect to the completion of Forms I-9 for all such employees and the reverification of the employment status of any and all such employees whose employment authorization documents indicated a limited period of employment authorization.

           (b) To PRISM's knowledge, with respect to all former employees of the Non-Retail Pest Business who left PRISM's employment within three years prior to the Closing, PRISM has complied in all material respects with IRCA with respect to the maintenance of Forms I-9 for at least three years from the date of employment or for one year beyond the date of termination, whichever is later. Copies of all Forms I-9 maintained for such former employees pursuant to IRCA, and any and all copies of documentation, records or other papers retained with Forms I-9, have been or, at Orkin's request, will be made available to Orkin prior to the Closing.

           (c) Except as disclosed on Schedule 3.23, to PRISM's knowledge, PRISM has had no material immigration law violations and has only employed individuals authorized to work in the United States with respect to the Non-Retail Pest Business. To PRISM's knowledge, since December 31, 1994, PRISM has not been the subject of any inspection or investigation relating to its compliance with or violation of IRCA, nor has it been warned in writing, fined or otherwise penalized by reason of any failure to comply with IRCA, nor is any such proceeding pending or threatened, except for such as would not have a material adverse effect on the Non-Retail Pest Business.

      3.24 Matters Relating to the Facilities.

           (a) Other than as set forth on Schedule 3.24, there are no encroachments, rights-of-way, easements, or conditions to the knowledge of PRISM which could materially and adversely affect the present use of the field locations leased under the Leases included in the Material Contracts (collectively, the "Facilities").

           (b) There are no condemnation, or eminent domain proceedings pending or, to PRISM's knowledge, contemplated, against any Facility or any part thereof and PRISM has received no notice of the intent of any public authority or other entity to take or use any Facility. To PRISM's knowledge, there are no contemplated real property assessments affecting any Facility or any portion thereof which will materially and adversely affect such Facility.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

           (c) PRISM has received no written notice of any pending, and to the knowledge of PRISM there is no threatened, action or governmental proceeding relating to, zoning changes which will materially and adversely affect any Facility, nor does PRISM have knowledge of any existing event or condition which would reasonably constitute a basis for any such proceeding. To the knowledge of PRISM, there is no present use of any real property adjacent to any Facility which materially and adversely affects the conduct of the Non Retail Pest Business at such Facility.

           (d) Except as set forth in Schedule 3.24 attached hereto, usable public sanitary and storm sewers, public water facilities, and gas and electrical facilities (collectively, the "Public Utilities") as currently used at each Facility as provided in the applicable Lease are of capacity sufficient for the current operation of the Non-Retail Pest Business at such Facility.

           (e) Each Facility currently has access to and from public streets and roads, and to the knowledge of PRISM, there are no facts or conditions that would result in the termination or material impairment of the present access from any Facility to such existing highways and roads.

      3.25 No Termite Control Business. To the knowledge of PRISM, except as described on Schedule 3.25, PRISM has not conducted a termite control business since [***].

      3.26 Complete Copies. The copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are listed on disclosure schedules attached hereto which have been delivered or made available to Orkin have been or will be complete and correct in all material respects.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF ORKIN

      Orkin hereby makes the following representations and warranties to PRISM, all of which shall survive the Closing as herein provided and each of which is acknowledged by Orkin to be relied upon by PRISM:

      4.01 Organization. Orkin is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own and use it properties and to conduct its business as currently conducted in all places where it does business.

      4.02  Authorization;  Effect of  Agreement.  The  execution,  delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Orkin. This Agreement constitutes a valid and binding obligation of Orkin enforceable against Orkin in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally, and principles governing the availability of equitable remedies.

      4.03 No Conflict. The execution and delivery of this Agreement by Orkin does not, and the performance of this Agreement by Orkin will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to Orkin, (ii) violate or conflict with either the charter or bylaws of Orkin or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any material contract, instrument, permit, license or franchise to which Orkin is a party.

      4.04 Broker's Fees. Orkin has not incurred any obligation or liability, contingent or otherwise, for any brokerage fee, finder's fee, agent's commission or other like payment in connection with this Agreement or the transactions contemplated hereby.

                                    ARTICLE V
                          COVENANTS OF PRISM AND ORKIN

      5.01 Receivables.

           (a) From and after the Closing, Orkin shall have the sole right to collect and to endorse with the name of PRISM any checks received on account of any outstanding Receivables.

           (b) PRISM shall promptly forward or cause to be forwarded to Orkin any and all Receivables proceeds received by PRISM or any of its affiliates after the Closing Date.

           (c) Orkin shall promptly forward or cause to be forwarded to PRISM or Commercial Markets all checks or instruments received by Orkin or any of its affiliates after the Closing Date relating to accounts receivable attributable to Retail Customers which are not Receivables.

           (d) After the Closing, PRISM shall cause its headquarters-level employees who are not Transferred Employees (to the extent still employed by PRISM), but who have had primary accounting contact with Major Customers, to provide such reasonable assistance to Orkin as may be necessary or appropriate to ensure that the Receivables for such Major Customers are collected in a manner consistent with past practice and experience.

      5.02 Covenant of Further Assurances.

           (a) Each party hereto shall use its best efforts to take all actions and to do all things reasonably necessary in order to consummate and effect the transactions contemplated by this Agreement (subject to the limitations contained in this Agreement). Without further consideration, each party hereto will, at any time and from time to time following the Closing, execute and deliver such further instruments of conveyance and transfer, and take such other action as the other party may reasonably request (subject to the limitations set forth in this Agreement), to consummate the transactions contemplated by this Agreement.

           (b) Certain of the Assets may be in the possession of third parties on the Closing Date. Prior to the Closing, except as otherwise provided in this Agreement, PRISM and Orkin shall agree on reasonable procedures to transfer possession of the Assets to Orkin as soon as practicable after the Closing Date, and PRISM shall provide reasonable assistance to Orkin in connection with the transfer thereof. Each of PRISM and Orkin shall bear their own respective out-of-pocket costs incurred in connection with transferring such Assets.

           (c) Orkin acknowledges that certain books and records and other materials in the possession of PRISM may contain incidental information relating to the Assets, the Assumed Liabilities, and the Non-Retail Pest Business or may relate to its parent (Commercial Markets) or other divisions or affiliates of PRISM, and that PRISM may retain such books and records and other materials, except that PRISM shall use reasonable efforts to provide or cause to be provided to Orkin copies (which may be redacted) of the portions of such books, records and other materials that contain Assets, and Orkin further acknowledges that PRISM shall have no obligation to deliver to Orkin (or provide Orkin with access or copies of) any legal files or other documents covered by an evidentiary privilege exercisable by PRISM or any of its affiliates, unless such legal files or documents relate primarily to an Assumed Liability.

      5.03 Consents. Orkin acknowledges that certain consents to the transactions contemplated by this Agreement may be required from parties to the Customer Contracts, Leases and Other Contracts and that such consents have not been obtained. Orkin and Prism agree that they will use their reasonable efforts to jointly seek and obtain prior to Closing the consent of all Major Customers to the transactions contemplated by this Agreement. PRISM shall use its reasonable efforts to obtain and deliver to Orkin prior to the Closing the consent of each lessor of the Leases. If any Lessor requires the payment of any fees in order to obtain such consent, the parties shall bear the cost of such fees equally. Except as contemplated in the immediately preceding sentence, Orkin agrees that PRISM shall not have any liability whatsoever to Orkin arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by this Agreement or, because of the default, acceleration or termination of any Customer Contracts, Leases and Other Contracts as a result thereof. Orkin further agrees that no representation, warranty or covenant of PRISM contained herein shall be breached or deemed breached as a result of (A) the failure to obtain any consent or as a result of any such default, acceleration or termination or (B) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any persons arising out of or relating to the failure to obtain any consent or any such default, acceleration or termination. At Orkin's written request prior to the Closing, PRISM shall cooperate with Orkin in any reasonable manner in connection with Orkin's obtaining the consents described above; provided, however, that such cooperation shall not include any requirement of PRISM to expend money (other than reasonable out-of-pocket travel and related expenses and as expressly contemplated above), commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

      5.04 Employee and Related Matters.

           (a) General. Orkin shall offer (or shall cause the Joint Venture to offer) employment effective on the Closing Date, to all PRISM's employees who are as of the day prior to the Closing Date employed by PRISM in connection with the Pest Business in the quality assurance function, in the sales function and all field personnel (including technicians) in any location other than the headquarters of PRISM, which employees are listed on Schedule 5.04(a) ("Available Employees"; employment of the Available Employees by Orkin or the Joint Venture may be referred to hereinafter as employment by Orkin). Specifically excluded from Schedule 5.04(a) are those PRISM employees assigned to the Miami Home Office/Administrative areas. Each offer of employment shall be for as similar a position as is reasonably possible to the

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

position previously performed for PRISM by each such Available Employee and may extend to the Joint Venture or any of the Rollins, Inc. divisions, subsidiaries or operating units. Compensation packages for the offers made to Available Employees (i) shall be [***] to the PRISM employee's [***], and shall include a [***] that is [***] than the PRISM employee's [***], and (ii) shall be [***] to reflect the [***] between the [***] (in terms of types of [***], and other such factors) which are provided to an Available Employee while employed by PRISM and which will be provided to an Available Employee if such employee accepts Orkin's offer of employment. PRISM makes no representation that any Available Employee will accept employment with Orkin. Provided, however, that PRISM shall use its reasonable efforts to encourage (but without requiring the payment of any monies in connection therewith), through communications or otherwise, its Available Employees to accept employment with Orkin. Any Available Employee who accepts employment with Orkin and becomes an employee of Orkin as of or following the Closing shall be referred to in this Agreement as a "Transferred Employee." Any Transferred Employee shall become an employee of Orkin and shall not constitute an employee of PRISM.

           (b) Limitation. Notwithstanding the provisions of clause (a) of this Section, Orkin shall not be required to offer employment to a person and such person shall not be an "Available Employee" if, as of the Closing Date, (i) such person has been determined to be eligible for and actually receiving disability benefits on the Closing Date pursuant to an occurrence prior to the Closing Date, excepting any person who is able to perform the essential functions, with or without reasonable accommodation, of the position which they would have been offered if there had been no disability benefits paid or (ii) such person fails to comply with those Orkin employment criteria described on Schedule 5.04(b) ("Orkin Minimum Employment Criteria").

           (c) Benefit Plans. Effective [***], Transferred Employees shall be eligible to participate in any ERISA qualified or employee welfare programs and/or benefits and any incentive or other compensation program (e.g., pension, retirement, profit sharing, stock option, incentive, vacation, education reimbursement or assistance, deferred compensation, hospitalization, medical, dental, life insurance, sick pay, disability, severance or other plan, program, policy or arrangement) offered by Orkin, to the [***] that Orkin's similarly situated employees are eligible to participate in such programs and/or plans ("Employee Benefits"). Other than for purposes of calculating any qualified defined benefit retirement benefit, Orkin shall grant all Transferred Employees [***] for the [***] that the Transferred Employees were employed by PRISM (and its parent, affiliated and/or subsidiary companies). Such [***] shall apply for all eligibility and vesting requirements set forth in any Employee Benefits. PRISM shall take such actions as may be necessary to allow all Transferred Employees to "roll-over" any moneys held in PRISM's IRS Section 401(k) qualified savings plan into Orkin's IRS Section 401(k) qualified savings plan effective the Closing Date. PRISM agrees to [***], effective as of the Closing Date, but contingent on the Closing, all Transferred Employees who are participants in the PRISM's IRS Section 401(K) qualified savings plan. The provisions of clauses (d) through (i) below shall not be deemed or interpreted to limit the scope of this clause (c).

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

           (d) Medical/Dental Plans.

                 (i) Orkin agrees that Transferred Employees and their eligible dependents shall be [***] (on a [***]) in [***], if any ([***]), effective [***] that Orkin's similarly situated employees were eligible to participate in such Plans. All such [***] shall be offered to Transferred Employees on the [***] offered to Orkin's similarly situated employees. Orkin shall maintain an equal and consistent policy regarding [***] and other [***] by and between Transferred Employees and Orkin's similarly situated employees. Any and all [***] and [***] or other [***] (except as stated in Schedule 5.04(d)) shall be [***] under [***] with respect to Transferred Employees and their eligible dependents who are covered under PRISM's medical plan as of the day before the Closing Date. In addition, if applicable, Orkin shall cause [***] to [***] any [***] and [***] (not including [***] not covered by PRISM's medical or dental plan) incurred by Transferred Employees and their eligible dependents who are covered under PRISM's medical or dental plan as of the day before the Closing Date, prior to the Closing Date and during the calendar year containing the Closing Date, for purposes of determining any [***] and/or [***] provided under [***]. Transferred Employees and/or their eligible dependents who were eligible for, but declined coverage under PRISM's medical or dental plan (by default or in writing), will be required to [***] for the [***] before becoming covered under [***].

                 (ii) PRISM agrees to [***] under PRISM's health plans for [***] incurred by Transferred Employees and their covered dependents prior to the Closing Date. PRISM shall comply with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

           (e) Short and Long Term Disability. Orkin agrees that Transferred Employees shall be [***] (on a [***]) in Orkin's [***], if any, effective [***] that Orkin's similarly situated employees were eligible to participate in such Plans. All such [***] shall be offered to Transferred Employees on the [***] offered to Orkin's similarly situated employees. All [***] and/or [***] shall be [***] under [***], if any, for all Transferred Employees who are covered under PRISM's disability plans as of the day before the Closing Date. Transferred Employees who were eligible for, but declined coverage under PRISM's disability plans (by default or in writing), will be required to prove insurability before becoming covered under [***]. Transferred Employees eligible for, but not covered as of the Closing Date because they have not met the waiting period requirements for PRISM's disability plans, will be [***] for such [***] when considering the waiting period requirement under [***].

           (f) Life Insurance. Orkin agrees that Transferred Employees and their eligible dependents shall be [***] (on a [***]) in [***], if any, effective [***] that Orkin's similarly situated employees

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

were eligible to participate in such plans. All [***] and/or [***] shall be [***] under [***] for all Transferred Employees and their eligible dependents who are covered under PRISM's life insurance plans (basic and/or optional or supplemental) as of the day before the Closing Date. In addition, Orkin agrees to make available to each Transferred Employee, effective as of the Closing Date, such [***], if any, as is offered to employees of Orkin. All such insurance shall be offered to Transferred Employees on the [***] offered to Orkin's similarly situated employees. Transferred Employees and/or their eligible dependents who were eligible for, but declined coverage under PRISM's life insurance plans (by default or in writing), will be required to prove insurability before becoming covered under the [***]. Transferred Employees eligible for, but not covered as of the Closing Date because they have not met the waiting period requirements for PRISM's life insurance plans, will be [***] for such [***] when considering the waiting period requirement under the [***]. If PRISM does not offer an [***], all Transferred Employees must satisfy the eligibility and waiting period requirements for the Orkin's [***] as Orkin's similarly situated employees.

           (g) Severance. The terms of the PRISM Severance Pay Policy are described on Schedule 5.04 (the "PRISM Severance Pay Policy"). Orkin agrees that it [***] for any [***] under the PRISM Severance Pay Policy to Available Employees who satisfy the Orkin Employment Criteria who are not offered employment upon the Closing with Orkin or the Joint Venture (or a division, subsidiary or operating unit of Orkin or Rollins, Inc.) in accordance with the terms and conditions of this Section 5.04. For the benefit of PRISM, Orkin shall obtain a legally binding waiver from each Transferred Employee of any claim such Transferred Employee might have against PRISM under the PRISM Severance Pay Policy respecting the termination of employment with PRISM of such Transferred Employee caused by the transactions contemplated by this Agreement. Orkin agrees to adopt (and shall vote in favor of the adoption by the Joint Venture), effective as of the Closing Date, and to keep in effect for [***] after the Closing, a [***] for Transferred Employees which is [***] to the [***] as in effect immediately prior to the Closing and which provides all Transferred Employees [***] for the [***] that the Transferred Employees were employed by PRISM (and its parent, affiliated and/or subsidiary companies). Orkin [***] the [***] of any [***] to be made to any Transferred Employee under the [***] to be adopted by the Joint Venture. After the termination of each such [***], Orkin agrees that Transferred Employees shall be eligible to participate in Orkin's then [***] and with respect to such [***], all Transferred Employees shall be provided [***] for the [***] that the Transferred Employees were employed by PRISM (and its parent, affiliated and/or subsidiary companies).

           PRISM represents, warrants, covenants, and agrees that it has [***] (or will [***] prior to the Closing) the PRISM Severance Pay Policy to clarify that it is [***] to Available Employees who are offered substantially comparable positions with Orkin, the Joint Venture, or any of the Rollins, Inc. divisions, subsidiaries or operating units in accordance with

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

the provisions of this Section 5.04. PRISM shall comply with the terms and conditions of PRISM Severance Pay Policy, as so [***], from and after the date of this Agreement.

           (h) Worker's Compensation. Orkin shall be responsible for [***] and [***] (whether absolute, contingent or otherwise) relating to worker's compensation claims which [***] or which [***] into a claim which is [***] and which could first be [***] and/or [***] pursuant to the applicable state Worker's Compensation Act on or after the Closing Date. PRISM shall remain responsible for [***] and [***] for any [***] and [***] worker's compensation claims and for all worker's compensation claims which [***] or which [***] into a claim which is [***] and which could first be [***] and/or [***] pursuant to the applicable state Worker's Compensation Act prior to the Closing Date. Orkin hereby agrees to [***] from any [***] and/or [***], that Orkin assumes pursuant to this subsection and shall [***] as a [***] on its worker's compensation policy regarding such claims. PRISM hereby agrees to [***] Orkin from any [***] and/or [***], that PRISM retains pursuant to this subparagraph.

           (i)   Miscellaneous.

                 (i) PRISM and Orkin shall cooperate with each other in all respects relating to any actions to be taken pursuant to this Section 5.04. Orkin shall condition its employment of Transferred Employees on the provision of a properly executed release which authorizes the release of all information held by PRISM regarding such Transferred Employee to Orkin. Upon receipt of such executed information release, PRISM shall provide promptly to Orkin, at Orkin's request, any information or copies of any personnel records (including, but not limited to, addresses, dates of birth and dependent information) relating to Transferred Employees or related to the service of Transferred Employees under PRISM plans.

                 (ii) To the extent accrued by PRISM, with respect to Transferred Employees, PRISM shall be responsible for any wages, incentive bonuses and/or commissions owed prior to the Closing Date pursuant to the applicable policies of PRISM.

                 (iii) PRISM shall provide Orkin with specified employee information for the employees listed on Schedule 5.04(a), including only job, job level, date of hire, and cash compensation paid during the prior reporting year. PRISM shall provide Orkin with reasonable access prior to Closing to all employees listed on Schedule 5.04(a) for the purpose of conducting an employment interview. Orkin shall [***] and [***] from any [***] and/or [***], associated with and/or arising out of, in any manner, [***] and/or [***] regarding any employee listed on Schedule 5.04(a), including, without limitation, its [***] or [***] and/or [***]. If any employee listed on Schedule 5.04(a) contacts Commercial Markets or any of its affiliated entities pursuant to a job posting, newspaper advertisement, or other inquiry, Commercial Markets or its affiliate shall be [***] to discuss employment opportunities with such employee; provided that neither Commercial Markets nor its

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

affiliates may make an [***] to any such individual between [***] and the [***] after the Closing Date without Orkin's consent. Notwithstanding the foregoing, Commercial Markets may contact and make [***] to certain persons who are specifically identified on Schedule 5.04(a), and such actions shall not be in violation of the provisions of this Section 5.04(i) (iii).

      5.05 Customers.

           (a) From and after the date hereof and until the Closing Date, PRISM shall use its reasonable efforts to retain the Major Customers as customers of the Non-Retail Pest Business, including using its reasonable efforts, in all material respects, to:

                 (i) service all Major Customers with the same service personnel used by PRISM to service such Major Customers (to the extent reasonably practicable) and with a level of service and quality consistent with PRISM's past practices;

                 (ii) abide by the terms of all existing contracts (including Customer Contracts) relating to the Major Customers and the operation of the Non-Retail Pest Business with respect to such Major Customers;

                 (iii)abide by the terms of all guarantees associated with Customer Contracts for such Major Customers and perform all necessary work and satisfy all obligations thereunder;

                 (iv) communicate with and call upon the Major Customers in a manner consistent with PRISM's past practices and with the same sales personnel used by PRISM to communicate and call upon such Major Customers (to the extent reasonably practicable); and

                 (v) take such other actions relating to the to provision of Pest Services the Major Customers consistent with PRISM's past practices.

           (b) From and after the date hereof and until the Closing Date, PRISM agrees to use its reasonable efforts to cooperate with Orkin in consummating the transactions contemplated hereby and in effecting an orderly transition of the Non-Retail Customers, the Assets and the Assumed Liabilities to Orkin; provided, however, that such cooperation shall not include any requirement of PRISM to expend money (other than reasonable out-of-pocket travel and related expenses or as otherwise provided herein), commence any litigation, actions or proceedings or offer or grant any accommodation (financial or otherwise) to any third party.

      5.06 Access. Prior to the Closing, PRISM shall grant to Orkin or cause to be granted to Orkin and its representatives, employees (including information technology personnel), counsel and accountants reasonable access, during normal business hours and upon reasonable notice, (i) to the personnel, properties, systems, books and records (other than intercompany pricing and cost information between PRISM and its affiliates of any nature whatsoever) of PRISM relating exclusively to the Pest Business, for the sole purpose of an orderly transfer of the Assets and the Non-Retail Pest Business, (ii) to the employees exclusively employed in the Pest Business for the sole purpose of facilitating hiring by Orkin and integrating employees into Orkin, (iii) to the books and records of PRISM (other than to intercompany pricing and cost information between PRISM and its affiliates of any nature whatsoever) for the sole purpose of providing Orkin with information demonstrated by Orkin as required to be included in a required filing under Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, and (iv) subject to the consent of the relevant landlord or lessor, to the premises covered by the Leases and the Shared Lease for the sole purpose of conducting a Phase I environmental investigation of such premises (it being agreed by the parties hereto that in the event that Orkin, in the process of such investigations, discovers an Environmental Violation at any of such premises which materially and adversely affects such premises, then Orkin must disclose to Prism the results of the Phase 1 investigation and may refuse to assume, and PRISM shall not assign and transfer, the Lease(s), and/or sublease the Shared Lease covering such premises; it being understood that PRISM shall not have any liability whatsoever to Orkin arising out of or relating to the failure to assign any such Lease or sublease the Shared Lease and that no representation, warranty or covenant of PRISM contained herein shall be breached or deemed breached, and that there shall be no adjustment to the Purchase Price, as a result of the failure to assign or transfer any such Lease or to sublease the Shared Lease); provided, however, that such access does not unreasonably interfere with the normal operations of PRISM or its Business; and provided further, however, that all requests for access shall be directed to Alec Granger, or such other person as PRISM shall designate from time to time.

      5.07 Name Change. At the Closing, PRISM and Orkin shall execute a license agreement in the form of Exhibit C (the "License Agreement") allowing Orkin to utilize certain trademarks used by PRISM in connection with the conduct of the Non-Retail Pest Business for limited periods of time following the Closing.

      5.08 Knowledge of Misrepresentations and Omissions. As of the date hereof, Orkin has no knowledge of any misrepresentations or omissions in the representations and warranties of PRISM in this Agreement and the Schedules hereto, and prior to the Closing, Orkin shall promptly notify PRISM if Orkin obtains knowledge that the representations and warranties of PRISM in this Agreement and the Schedules hereto are not true and correct in all material respects or if any of them contains any material errors or omissions. As used herein, Orkin shall be deemed to have knowledge of only those misrepresentations or omissions actually known by the following individuals: Gary Rollins, William Hackett, William Newton, or Harry Cynkus.

      5.09 Antitrust Notification. PRISM and Orkin will as promptly as practicable, but in no event later than two business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and shall ask for early termination of the waiting period. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each of PRISM and Orkin shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. PRISM and Orkin shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Orkin and PRISM shall pay fifty percent of the fees payable in connection with making the filing required under the HSR Act. Each of PRISM and Orkin will use its reasonable efforts to obtain as promptly as possible any clearance required under the HSR Act for the purchase and sale of the Assets; provided, however, that such efforts shall not include any requirement that the parties hereto expend money (other than in connection with the fees and expenses referenced above), commence any litigation, defend or prosecute any governmental proceeding or grant any accommodation (financial or otherwise) to any third party, but shall include a requirement that the parties respond in good faith to any requests for information or inquiries by the FTC or the DOJ for information until the earlier of (i) the expiration or termination of the waiting period under the HSR Act or
(ii) the delivery by the FTC or the DOJ of a "second request" for information with respect to the transactions contemplated hereby or by the Joint Venture Agreement.

      5.10 Sales or Transfer Taxes and Other Charges.

           (a) Except as otherwise specifically provided in this Agreement, Orkin and PRISM shall each be responsible for and shall pay fifty percent of the cost of all sales, use, value-added, excise, business, goods and services, transfer, stamp, recording, registration, conveyance, or similar taxes or expenses that may be imposed as the result of the sale and transfer of the Assets (including without limitation, any duty or other tax chargeable in respect of any instrument transferring property and all filing fees or expenses payable in connection with the sale and transfer of the intellectual property described in Section 1.01(g), but excluding any and all penalties, interest and additions to any of such taxes which shall be paid by the party against whom such penalty, interest or addition was levied), and the parties shall cooperate in timely making all filings, returns, reports, and forms as may be required to comply with the provisions of any applicable tax law. PRISM shall be responsible for the preparation and filing of any sales and use tax filings necessitated by the consummation of the transactions contemplated in this Agreement, but shall provide drafts of any such filings to Orkin within a reasonable period of time prior to the due date for filing the same, and shall revise such filings, as appropriate, to take into account any reasonable comments thereto as provided by Orkin. Orkin shall be responsible for the preparation and filing of any transfer tax filings necessitated by the consummation of the transactions contemplated in this Agreement, but shall provide drafts of any such filings to PRISM within a reasonable period of time prior to the due date for filing the same, and shall revise such filings, as appropriate, to take into account any reasonable comments thereto as provided by PRISM. Orkin will provide to PRISM resale certificates, as appropriate..

           (b) The following expense items relating to the Non-Retail Pest Business shall be apportioned at the Closing in an equitable manner (based on actual tax or other relevant bills or, to the extent such bills are not available prior to the Closing, based on the most recently ascertainable tax or other relevant bills). To the extent necessary, the parties shall make appropriate adjustments and payments one to the other after the Closing so that the income and expense items with respect to the period up to the Closing Date shall be for PRISM's account and the income and expense items with respect to the period on and after the Closing Date shall be for Orkin's account:

                 (i) Real estate taxes and payments in lieu of tax with respect to the properties covered by the Leases on the basis of the fiscal year for which assessed.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

                 (ii) Personal property taxes, if any, on the basis of the fiscal year for which assessed.

                 (iii)Utilities, telephone charges and other apportionments and adjustments on the basis of the fiscal year for which assessed.

      5.11 Tax Assistance. After the Closing and upon reasonable written notice, the parties shall furnish or cause to be furnished to each other and their respective representatives, employees, counsel, and accountants access during normal business hours, such information (including records pertinent to the Non-Retail Pest Business but, in the case of PRISM, excluding any intercompany pricing or cost information between PRISM and its affiliates of any nature whatsoever) and assistance relating to the Non-Retail Pest Business as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any tax returns, reports, or forms, or the defense of any tax claim or assessment; provided, however, that this access shall not unreasonably disrupt the normal operations of Orkin or PRISM, and the party requesting cooperation shall pay the reasonable out-of-pocket costs incurred by the party furnishing cooperation. This cooperation will continue for a reasonable period from the Closing Date plus any additional time during which a party has been advised (a) that there is an ongoing tax audit with respect to periods before the Closing Date or (b) that the period is open to assessment. PRISM shall be responsible for any tax returns and filings attributable to income earned, or fiscal or filing periods ending, before the Closing Date, and Orkin shall be responsible for any tax returns and filings attributable to income earned, or fiscal or filing periods ending, on or after the Closing Date.

      5.12 Shared Vehicle Leases. Orkin acknowledges that the Vehicle Lease Agreements between each of [***] (the "Parent Leases") do not constitute Assets and shall not be assigned by PRISM to Orkin at the Closing. With respect to the Parent Leases, PRISM will use its reasonable efforts to obtain the consent of each of [***] to enter into separate agreements with PRISM with respect to those leased vehicles relating exclusively to the Pest Business. In the event that separate leases are entered into by PRISM and such parties prior to the Closing, PRISM agrees to assign, and Orkin agrees to assume, to the extent assignable, such leases as part of the Assets at the Closing. PRISM's obligations pursuant to this Section 5.13 shall not include any requirement of PRISM to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party. PRISM shall notify Orkin, in writing, of the results of its efforts with respect to the foregoing on or before April 15, 1999. Orkin agrees that PRISM shall not have any liability whatsoever to Orkin arising out of or relating to the failure to obtain any such separate agreement. Orkin further agrees that no representation, warranty or covenant of PRISM contained herein shall be breached or deemed breached, and that there shall be no adjustment to the Purchase Price, as a result of the failure to obtain any such separate agreement or as a result of any facts relating to the Parent Leases.]

      5.13 Updated Schedules. Prior to the Closing, PRISM shall have the right to supplement, modify or update the Schedules hereto to reflect any changes in, or facts, events or circumstances relating to, the Pest Business that occur prior to the Closing; provided, however, that any such supplements, modifications or updates shall be subject to Orkin's rights under Section 6.01 hereof.

Any such supplements, modifications and updates shall have the effect of modifying the representations and warranties of PRISM from and after the Closing for purposes of Article 8 hereof.

                                   ARTICLE VI
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF ORKIN

      The obligation of Orkin to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions unless waived in writing by Orkin:

      6.01 Representations and Warranties; Covenants. The representations and warranties of PRISM made in this Agreement shall be true and correct in all respects on and as of the Closing Date as though made on and as of the Closing Date and PRISM shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by PRISM by the time of the Closing, except to the extent of changes or developments caused or contemplated by the transactions expressly contemplated by this Agreement, for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time) and for breaches of such representations and warranties and covenants that, in the aggregate, together with all supplements, modifications and updates to the Schedules made by PRISM as permitted by Section 5.14 above, would not have a material adverse effect on the Non-Retail Pest Business taken as a whole; and PRISM shall have delivered to Orkin a certificate dated the Closing Date and signed by a duly authorized officer of PRISM confirming the foregoing. Provided, however, that in the event that there shall be a material adverse effect on the Non-Retail Pest Business taken as a whole which is attributable to a reduction in the Non-Retail Revenues between the date of this Agreement and the Closing, then, at the election of Orkin and in lieu of Orkin's right to terminate this Agreement, the parties shall negotiate in good faith to adjust the Purchase Price on an equitable basis to reflect the payment of appropriate consideration for a smaller revenue stream than as originally contemplated.

      6.02 No Injunctions, etc. No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the purchase and sale of the Assets or the operation or formation of the Joint Venture.

      6.03 Deliveries. PRISM shall have delivered, or cause to be delivered, to Orkin each of the following documents:

           (a) A bill of sale and any other appropriate instruments of transfer, assignment and conveyance in form and substance reasonably satisfactory to Orkin, all dated as of the Closing Date, evidencing and effecting the sale and transfer to Orkin of the Assets (it being understood that none of the foregoing shall require PRISM or any other person to make any additional representations, warranties or covenants, express or implied, not contained in this Agreement, and any additional statement contained therein shall not constitute a representation or warranty), including assignments of the Scheduled Intellectual Property and such other intellectual property described in Section 1.01(g) above included in the Assets in form appropriate for recordation with relevant governmental agencies or authorities responsible for intellectual property.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

           (b) An Opinion of PRISM's in-house counsel in form reasonably satisfactory to Orkin and its counsel.

           (c) The Transition Services Agreement executed by PRISM.

           (d) The Sublease Agreement executed by PRISM.

           (e) The Non-Competition Agreement referred to in Article IX duly executed by PRISM and Commercial Markets.

           (f) The License Agreement executed by PRISM.

           (g) A Guaranty executed by Commercial Markets in the form attached hereto as Exhibit E.

           (h) Orkin shall have received from Commercial Markets an agreement which shall provide, in substance, as follows: if Commercial Markets shall decide to [***] the [***] or [***] of the [***] of [***] within [***] after the Closing, Commercial Markets shall notify Orkin [***] any other [***], either directly or through an [***] or other [***]. Within a period of [***] after receipt of the [***], Orkin may [***] to Commercial Markets to [***] the [***], or [***], of [***], upon such terms and conditions as may be determined by Orkin [***]. At the request of Orkin, such [***] may be made to the senior management of Commercial Markets in person at Commercial Markets' offices in Racine, Wisconsin. Commercial Markets shall be required to [***] with Orkin with respect to the [***} for a period of [***] after Commercial Market's receipt thereof and [***] any other [***] of [***], either directly or through an [***] or other [***]. Commercial Markets shall have [***] to [***] a [***] by Orkin, and any decision to [***] or [***] a [***] may be made in [***].

      6.04 HSR Act. The parties shall have complied with the HSR Act, and any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

      6.05 Closing of Related Transactions. Simultaneously with the Closing of this Agreement, the transaction contemplated by the Joint Venture Agreement shall close, and Orkin and Commercial Markets shall execute the Joint Venture Agreement in the form attached as Exhibit D.

      6.06 Board Approval. The transactions contemplated by this Agreement shall have been approved by the Board of Directors of Orkin.

                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF PRISM

      The obligation of PRISM to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived in writing by PRISM:

      7.01 Representations and Warranties; Covenants. The representations and warranties of Orkin made in this Agreement shall be true and correct in all respects on and as of the Closing Date as though made on and as of the Closing Date and Orkin shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by Orkin by the time of the Closing, except to the extent of changes or developments caused or contemplated by the transactions expressly contemplated by this Agreement and for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time).

      7.02 No Injunctions, etc. No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the purchase and sale of the Assets or the operation or formation of the Joint Venture.

      7.03 Deliveries. Orkin shall have delivered:

                 (i)   payment of the Closing Cash Payment amount.

                (ii)   an  Opinion  of  Orkin's   counsel  in  form   reasonably
satisfactory to PRISM and its counsel.

               (iii)   the Transition Service Agreement executed by Orkin.

                (iv)   the License Agreement executed by Orkin.

                 (v) an assumption agreement in form and substance reasonably satisfactory to PRISM evidencing and effecting the assumption by Orkin of the Assumed Liabilities.

      7.04 HSR Act. The parties shall have complied with the HSR Act, and any waiting period (and any extension thereof) under the HSR Act applicable to the transaction contemplated hereby shall have expired or been terminated.

      7.05 Closing of Related Transactions. Simultaneously with the Closing of this Agreement, the transactions contemplated by the Joint Venture Agreement shall close, and Orkin and Commercial Markets shall execute the Joint Venture Agreement in the form attached as Exhibit D..

      7.06 Board  Approval.  The  transactions   contemplated  by  this
Agreement shall have been approved by the Board of Directors of Commercial Markets and S. C. Johnson & Son, Inc.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

                                  ARTICLE VIII
                                 INDEMNIFICATION

      8.01 Indemnification by PRISM. PRISM shall indemnify and hold harmless Orkin, its officers, directors, employees, affiliates, subsidiaries, agents and permitted assigns, from and against any and all liabilities, obligations, claims, demands, losses, actions and suits at law, administrative proceedings and investigations, or proceedings in equity, damages, judgments, assessments, charges, fines, penalties, costs and expenses, including reasonable attorneys' fees but excluding punitive damages (collectively, "Losses"), arising out of or caused by (i) a breach of any representation or warranty of PRISM contained in this Agreement, (ii) a breach of any covenant of PRISM contained in this Agreement and (iii) any liability or obligation of PRISM that is not an Assumed Liability. Notwithstanding the foregoing, PRISM shall have no liability for indemnification solely due to a breach of any representation or warranty of PRISM contained in this Agreement until the aggregate amount of all Losses relating solely to breaches of representations and warranties for which PRISM would, but for this provision, be liable [***] of the Purchase Price (the "Deductible Amount") and PRISM shall be liable only for the amount of such Losses which are in excess of the Deductible Amount; and PRISM's aggregate liability for breaches of representations and warranties under this
Article  VIII shall in no event  [***] of the Purchase
Price. Provided, however, that the preceding sentence (which sets forth PRISM's aggregate liability with respect to indemnified Losses incurred by Orkin) shall not be applicable to Losses attributable to (i) the failure of the parties to comply with the provisions of any applicable bulk sales law or similar statute;
(ii) any liability (other than Executory Contractual Liabilities) which was not listed as a Special Liability.

      8.02 Indemnification by Orkin. Orkin shall indemnify and hold harmless PRISM, its officers, directors, employees, affiliates, subsidiaries, agents and permitted assigns from and against any and all liabilities, obligations, claims, demands, losses, actions and suits at law, administrative proceedings and investigations, or proceedings in equity, damages, judgments, assessments, charges, fines, penalties, costs and expenses, including reasonable attorneys' fees but excluding punitive damages (collectively, "Losses") arising out of or attributable to any liabilities or obligations expressly assumed by Orkin hereunder, or arising out of or caused by a breach of any representation, warranty or covenant of Orkin contained in this Agreement and for any failure to perform after Closing under any Customer Contract, Lease, Purchase Order or Other Contract. Notwithstanding the foregoing but without affecting Orkin's responsibilities respecting Assumed Liabilities or any covenant contained in this Agreement, Orkin shall have no liability for indemnification solely due to breaches of a representation or warranty contained in this Agreement under this
Section 8.02 until the aggregate amount of all Losses relating thereto for which Orkin would, but for this provision, be liable [***] of the Purchase Price (the "Deductible Amount") and Orkin shall be liable only for the amount of such Losses which are in excess of the Deductible Amount; and Orkin's aggregate liability under this Article VIII for breaches of representations and warranties shall in no event [***] of the Purchase Price.

      8.03 Environmental Matters. Notwithstanding the foregoing, in the event either party, its officers, directors, employees, affiliates, subsidiaries, agents or permitted assigns incurs any Loss arising from any claim, demand, action or suit at law, administrative proceeding or investigation, or proceeding in equity, or judgment, as a result of the violation of any Environmental Laws (an "Environmental Violation"), which Environmental Violation is connected to the use or ownership of the Assets or operation of the Non-Retail Pest Business either prior to or after the Closing, and in the event the proportion in which the fact, event or condition giving rise to such Environmental Violation occurred or was caused prior to or after the Closing cannot be reasonably ascertained, the parties agree to share all Losses, including any associated clean-up costs, and to indemnify and hold harmless one another, as follows: each party shall be responsible for a portion of the total Loss determined by multiplying the total Loss amount by a fraction, the numerator of which is the number of months, both prior to and after the Closing, during which such party occupied the Facility involved in the Environmental Violation and the denominator of which is the total number of months which both parties occupied such Facility (the "Shared Indemnification Provisions"). To the extent the Closing does not occur at the end of a month, the portion of the Loss allocated to the months of the Closing shall be apportioned between the parties pro rata, based on the number of days of such month in which each party occupied such Facility. To the extent the Facility is covered by a Shared Lease, the Loss shall be further apportioned between the parties pro rata, based on the square footage occupied by each party at such Facility. In the event the extent to which the fact, event or condition giving rise to the Environmental Violation occurred or was caused prior to and/or after the Closing can be reasonably ascertained, Orkin shall be responsible for indemnifying PRISM to the extent such fact, event or condition occurred or was caused after the Closing, and PRISM shall be responsible for indemnifying Orkin to the extent such fact, event or condition occurred or was caused prior to the Closing (the "Separate Indemnification Provisions"). If a claim to which the Shared Indemnification Provisions apply arises out of a suit or other demand by a third party against PRISM or Orkin, their respective officers, directors, employees, affiliates, subsidiaries, agents, or permitted assigns, such party shall give prompt notice thereof to the other party, and both parties will cooperate in conducting the defense of the claim. Any claim to which the Separate Indemnification Provisions apply which arises out of a suit or other demand by a third party against PRISM or Orkin, their respective officers, directors, employees, affiliates, subsidiaries, agents or permitted assigns shall be governed by the procedures set forth in Section 8.07 hereto, except that the party who bears the greater proportionate responsibility for such matters pursuant to this Section shall be considered the "indemnifying party" for purposes of such procedures. Except for actions taken in good faith and in the ordinary course of business of the Non-Retail Pest Business (which actions shall not include any investigation or other activity the intent of which is to create or preserve an indemnification claim hereunder), neither Orkin nor any of its affiliates, agents, representatives or employees will instigate any investigation or other activity that would require or encourage any federal, state, municipal or other governmental or public body or authority to investigate matters covered by PRISM's representations and warranties in
Section 3.22 above or indemnities with respect to such representations and warranties in Section 8.01 or contained in this Section 8.03 or would otherwise give rise to any claim, demand, action or suit at law, administrative proceeding or investigation, or proceeding in equity, or judgment with respect thereto.

      8.04 Exclusive Remedy. Orkin acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement and the other agreements contemplated hereby shall be pursuant to the indemnification provisions set forth in this Article 8; provided, however, that notwithstanding the foregoing, Orkin shall be entitled to seek equitable remedies (including, without limitation, specific performance) with respect to breaches, or contemplated breaches, of Sections 1.01, 2.05, 5.02, 5.03, 5.04(i), 5.05, 5.06, 6.04, 10.05,
and any breach of the Sublease Agreement, the Transition Services Agreement, the Non-

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

Competition Agreement, or the License Agreement. Except with respect to the indemnification claims under this Article 8 or equitable remedies as set forth in the preceding sentence, Orkin hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against PRISM, including without limitation any such rights, claims or causes or action relating to environmental, health or safety matters (including without limitation any such claims arising under CERCLA or analogous state laws), relating to the subject matter of this Agreement and the other agreements contemplated hereby (other than the Joint Venture Agreement) arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise. Orkin further acknowledges and agrees that (i) other than the representations and warranties of PRISM specifically contained in this Agreement, there are no representations or warranties of PRISM or its representatives or any other person or entity either express or implied with respect to the Non-Retail Pest Business, the Assets or the Assumed Liabilities and (ii) except as expressly provided in this
Article VIII, it shall have no claim or right to indemnification based on any information, documents or materials furnished by PRISM or its representatives or any other person or entity or any of their officers, directors, employees, agents or advisors, including any information, documents or material made available to Orkin in expectation of the transactions contemplated by this Agreement.

      8.05 Determination of Losses. The parties hereto shall make appropriate adjustments for tax benefits and amounts recovered or recoverable under insurance policies in determining Losses for purposes of this Article 8. Any indemnification payment under this Article 8 shall be treated as an adjustment to the Purchase Price for tax purposes.

      8.06 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto pursuant to this Article 8 and in accordance with this Agreement shall terminate [***] after the Closing Date; provided, however that such obligations to indemnify and hold harmless will not terminate with respect to any item as to which the person to be indemnified or the related party shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

      8.07 Procedures Relating to Indemnification.

           (a) In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement with respect to a claim or demand made by any third party against the indemnified party (a "Third Party Claim") such indemnified party must notify the party from whom indemnification is sought (the "indemnifying party") in writing, and in reasonable detail, of the Third Party Claim as promptly as reasonably possible after receipt by the indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided under this Agreement except to the extent the indemnifying party has been actually prejudiced as a result of the failure to provide prompt and reasonably detailed written notice. Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt of notice, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

           (b) If a Third Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense of such claim and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense of such claim with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Notwithstanding any acknowledgment made pursuant to the immediately preceding sentence, the indemnifying party shall be entitled to continue to assert any limitation on its indemnification responsibility contained in Section 8.01 or in Section 8.02. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, with the understanding that the indemnifying party shall control the defense thereof. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed defense thereof. If the indemnifying party chooses to defend a Third Party Claim, the parties shall cooperate in the defense or prosecution of the claim. This cooperation will include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes defense of the Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise, or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent will not be unreasonably withheld). If the indemnifying party shall have assumed the defense of the third Party Claim, the indemnifying party shall not settle such Third Party Claim without the indemnified party's prior written consent (which consent will not be unreasonably withheld).

                                   ARTICLE IX
                             COVENANT NOT TO COMPETE

      PRISM and Commercial Markets shall execute and deliver at Closing a Non-Competition Agreement in the form attached as Exhibit F (the "Non-Competition Agreement"). PRISM and Commercial Markets shall acknowledge in the Non-Competition Agreement that the geographic area and the period and nature of the agreed restrictions set forth in the Non-Competition Agreement are necessary and reasonable for the protection of Orkin and shall acknowledge that the restrictions contained therein relate exclusively to the Non-Retail Pest Business.

                                    ARTICLE X
                                     GENERAL

      10.1 All notices, requests, demands, approvals, consents, waivers or other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered personally (including delivery by an express courier service which guarantees next day delivery), (b) mailed by registered or certified mail, return receipt requested, postage prepaid, or (c) sent by telecopy, with written confirmation of receipt and a copy sent by the methods described in (a) or (b), as follows (or to such other address as any party shall specify by notice in writing to all other parties):

      If to PRISM or Commercial      S.C. Johnson Commercial Markets,
Markets:                             Inc.
                                     8310 16th  Street
                                     Sturtevant, Wisconsin 53177
                                     Attn:  General Counsel
                                     Telecopy number: (414) 631-2041

      If to Orkin:                   Orkin Exterminating Company, Inc.
                                     2170 Piedmont Road, N.E.
                                     Atlanta, Georgia 30324
                                     Attn: President
                                     Telecopy number: (404) 888-2279

      With a copy to:                General Counsel
                                     Rollins, Inc.
                                     P.O. Box 647
                                     Atlanta, Georgia 30301
                                     Telecopy number: (404) 888-2731

      With a copy to:                Jonathan Golden, Esq.
                                     Arnall Golden & Gregory
                                     2800 One Atlantic Center
                                     1201 West Peachtree Street
                                     Atlanta, Georgia 30309-3450
                                     Telecopy number: (404) 873-8701

      Any such notice, request, demand, approval, consent, waiver or other communication shall be deemed to have been received (i) if by personal delivery, on the date of delivery if delivered by hand or on the next business day if sent by express courier, (ii) if by mail, on the third business day following the mailing thereof, or (iii) if by telecopy as described above, upon transmission.

      10.02 Entire Agreement; Amendments. Except as provided in Section 10.05 below with respect to the Confidentiality Agreement (as defined in Section 10.05), this Agreement (including the disclosure schedules and other documents to be delivered at or prior to Closing) constitutes the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings among the parties hereto, in respect of the subject matter hereof and no amendment or modification of the Agreement may be made except in writing signed by all parties hereto.

      10.03 Expenses. Each party hereto shall pay its own expenses incidental to the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, except as otherwise expressly provided herein.

      10.04 Bulk Sales Laws. Without implying that such laws apply to the transactions contemplated hereby, the parties shall not comply with the provisions of bulk sales or bulk transfer laws of any states relating to creditors rights. PRISM agrees, in addition to the provisions of Section 8.01

(and without regard to the Deductible Amount) to indemnify and hold Orkin harmless from any loss, cost, or expense which arises out of any noncompliance with any state bulk sales or bulk transfer law relating to creditor's rights.

      10.05 Confidentiality.

           (a) Orkin acknowledges that all information provided to it by PRISM and its affiliates, agents and representatives is subject to the terms of a confidentiality agreement between Orkin and PRISM (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the referenced Confidentiality Agreement will terminate; provided, however, that Orkin acknowledges and agrees that the Confidentiality Agreement will terminate only with respect to information provided to Orkin (and if permitted, its affiliates) that relates solely to the Non-Retail Pest Business, the Assets, and the Assumed Liabilities. Orkin acknowledges that any information furnished to it by PRISM and its affiliates, agents, and representatives concerning PRISM (other than information relating solely to the Non-Retail Pest Business, the Assets, and the Assumed Liabilities) will remain subject to the terms and conditions of the referenced Confidentiality Agreement after the Closing Date.

           (b) Orkin shall, and shall use all reasonable efforts to cause its directors, officers, employees, advisors, and affiliates to keep confidential for a period of three years from the Closing Date all information concerning PRISM, other than information that relates solely to the Assets, the Non-Retail Pest Business or the Assumed Liabilities, and other than any such information that is available to the public on the Closing Date or thereafter becomes available to the public, other than the result of a breach of this Section
10.05. Nonetheless, Orkin may disclose any confidential information required by law or legal or administrative process to be disclosed without violating this
Section 10.05.

           (c) PRISM agrees to use all reasonable efforts after the Closing Date to cause its directors, officers, employees, advisors and affiliates to keep the Information (as defined below) confidential for a period of three years from the Closing Date, except that any Information required by law or legal or administrative process to be disclosed may be disclosed without violating the provisions of this Section 10.05(c), and except that any Information may be used and disclosed (i) in connection with the performance by PRISM of its obligations under the other agreements contemplated hereby, (ii) in geographical areas outside of the United States and its territories, and (iii) in connection with the conduct of business other than the Non-Retail Pest Business, in each case without violating the provisions of this Section 10.05(c). For purposes hereof, the term "Information" means all information exclusively concerning the Non-Retail Pest Business, the Assets and the Assumed Liabilities, other than any such information that is available to the public on the Closing Date, or that thereafter becomes available to the public other than as a result of a breach of this Section 10.05(c), or that is developed independently by PRISM or its affiliates or is obtained from third parties.

      10.06 Announcements. Except to the extent required by law, regulations or judicial process or as may be necessary to obtain any Consents or for financial reporting purposes, and except to the extent disclosed to the parties' respective accountants and other representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as the recipients of such information agree to keep the terms of this Agreement confidential), each party agrees not to disclose the existence or terms of this Agreement to any third party without the prior written consent of the other parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the parties agree that each party shall have the right to announce publicly the existence and the terms of this Agreement if such party reasonably believes that such disclosure is required by the Securities Exchange Act of 1934 or regulations promulgated thereunder or by the rules and regulations of the New York Stock Exchange, provided that each party shall give reasonable notice to the other before making any such announcement and shall allow the other party reasonable time to comment on such release or announcement in advance of such release or announcement.

      10.07 Termination.

           (a) This Agreement may be terminated at any time prior to Closing:

                 (i) by the mutual written consent of Orkin and PRISM; or

                 (ii) by either party hereto if the Closing has not occurred by August 1, 1999, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

           (b) In the event Orkin or PRISM seeks to terminate this Agreement as provided in Section 10.07(a) above, such terminating party shall give the other parties notice thereof, whereupon this Agreement (other than Sections 10.05 and 10.06 and this Section 10.07(b)) shall terminate without any liability of any party hereto other than any liability for a pre-termination breach of warranty, representation or covenant of any non-terminating party contained herein.

      10.08 Headings. The headings and captions in this Agreement and in any Exhibit or Schedule hereto are solely for the convenience of the parties and shall be of no force or effect in the construction of the Agreement.

      10.09 Governing Law; Arbitration.

           (a) This Agreement shall be construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

           (b) Arbitration. Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the other agreements contemplated hereby shall, except as otherwise provided in Article II or with respect to seeking equitable remedies as contemplated in Section 8.04, be settled exclusively by arbitration in the City of Washington, D.C. Such arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with its then prevailing rules (except as otherwise provided herein), by one independent and impartial arbitrator. Notwithstanding anything to the contrary provided in clause (a) above, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1 et seq. The fees and expenses of the AAA and the arbitrator shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) and interest at the prime interest rate to the prevailing party. Pre-arbitration discovery shall be permitted in accordance with the rules of the AAA. The arbitrator shall render his award within 90 days of the conclusion of the arbitration hearing. The arbitrator shall not be empowered to award to either party any punitive damages in connection with any dispute between them arising out of or relating in any way to this Agreement or the other agreements contemplated hereby or the transactions arising hereunder or thereunder, and each party hereby irrevocably waives any right to recover such damages. Notwithstanding anything to the contrary provided in this Section 10.09(b) and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitration panel is convened and available to hear such party's request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.

      10.10 Counterparts. This Agreement may be executed in two or more counterparts (including by means of telecopied signature pages), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when counterparts, which together contain the signatures of all parties hereto, shall have been delivered to PRISM and Orkin.

      10.11 Assignment. Except as set forth below, this Agreement and any rights and obligations hereunder shall not be assignable or transferable by Orkin or PRISM (including by operation of law in connection with a merger or sale of stock, or sale of substantially all the assets, of Orkin or PRISM) without the prior written consent of the other party and any purported assignment without such consent shall be void and without effect; provided that, without the consent of PRISM, Orkin may assign its right to purchase any of the Assets hereunder to one or more wholly-owned subsidiaries of Orkin upon written notice of such assignment to PRISM (it being understood, however, that no such assignment shall limit or otherwise affect Orkin's obligations hereunder).

      10.12 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person or entity, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

                               * * * * *

      IN WITNESS  WHEREOF,  the parties  hereto have caused this Agreement to be
duly  executed  as  of  the  date  first   hereinabove   set  forth,   by  their
representatives thereunto duly authorized.

                                   "ORKIN":
                        ORKIN EXTERMINATING COMPANY, INC.



                                   By: /s/ Gary W. Rollins
                                   Title:  President



                                   "PRISM":
                                   PRISM INTEGRATED SANITATION
                                   MANAGEMENT, INC.



                                   By: /s/ Paulo Bello
                                   Title:  President

                                  SCHEDULES


Schedule                Title

1.01(c)                 Fixed Assets

1.01(d)                 Leases

1.01(f)                 Other Contracts

1.01(g)                 Scheduled Intellectual Property

1.01(h)                 Transferred telephone numbers

1.03                    Shared Lease

2.01(d)                 Major Customers

2.01(h)                 Permitted Encumbrances

2.01(o)                 Retail Customers

3.02(b)                 Consents

3.05                    Customer Developments

3.06                    Inventory

3.10                    Financial Schedules

3.11                    Absence of Material Changes

3.12                    Receivables

3.15                    Labor Disputes

3.16                    Employee Benefit Plans

3.17                    Notice of Violations of Governmental Licenses,
                              Permits or Approvals

3.18                    Customer Compliance

3.19                    Litigation

3.22                    Environmental Matters

3.23                    Immigration Matters

3.24                    Facilities

3.25                    Exception to No Termite Control Business

5.04(a)                 Available Employees

5.04(b)                 Orkin Mandatory Employment Criteria

5.04(d)                 Plan Conditions

5.04(g)                 PRISM Severance Pay Policy

      LIST OF EXHIBITS


Exhibit      Title

A            Sublease  Agreement for Shared  Facility  (Section 1.03)]
B            Form of Transition Services  Agreement  (Section 1.04)
C            Form of License Agreement (Section 5.07)
D            Form of Joint Venture Agreement (Article VI;VII )
E            Form of Guaranty (Article VI)
F            Form of Non-Competition Agreement (Article IX)